Exhibit 1.1

NAVIOS MARITIME PARTNERS L.P.

Common Units representing limited partner interests

AMENDMENT NO. 1 TO

CONTINUOUS OFFERING PROGRAM SALES AGREEMENT

June 2, 2017

S. Goldman Capital LLC

825 Third Avenue, 34th Floor

New York, New York 10022

Ladies and Gentlemen:

This Amendment No. 1 to Continuous Offering Program Sales Agreement, dated as of the date first set forth above (this “Amendment”) amends that certain Continuous Offering Program Sales Agreement, dated as of November 18, 2016 (the “Agreement”), by and among S. Goldman Capital LLC (“S. Goldman”) and Navios Maritime Partners L.P., a Marshall Islands limited partnership (the “Partnership”), Navios GP L.L.C., a Marshall Islands limited liability company (the “General Partner”), and Navios Maritime Operating L.L.C., a Marshall Islands limited liability company (the “Operating Company” and, collectively with the Partnership and the General Partner, the “Partnership Parties”). Capitalized terms not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement.

BACKGROUND

A. On November 18, 2016, the Partnership and S. Goldman entered into the Agreement, which provided for the issuance and sale from time to time of up to $25,000,000 of Common Units under the Partnership’s registration statement on Form F-3 (Registration No. 333-192176) (the “Old Registration Statement”).

B. The Old Registration Statement expired on the third anniversary of the effective date, which was January 15, 2014.

C. The parties now wish to amend the Agreement in order to allow the continued offer and sale of up to $22,243,642 of Common Units under a separate registration statement on Form F-3 (Registration No. 333-215529) (the “New Registration Statement”).

AGREEMENT

In consideration of the foregoing, the parties hereby agree as follows:

1. Filing of New Registration Statement. The term “Registration Statement” in the Agreement shall be deemed to mean, prior to June 2, 2017, the Old Registration Statement and from and after the date of this Amendment, the New Registration Statement. Sales under the New Registration Statement may commence at any time after the filing of a prospectus supplement pursuant to Rule 424(b) under the Securities Act, which shall contain substantially the same plan of distribution as contained in the prospectus supplement filed with respect to the Old Registration Statement (the “New Prospectus Supplement”). References in the Agreement, as amended, to the “Prospectus” shall, with respect to sales made under the New Registration Statement, refer to the New Prospectus Supplement and the base prospectus dated May 5, 2017 and related to the New Registration Statement.

2. Representations and Warranties. The Company hereby represents and warrants that the representations and warranties of each of the Partnership Parties, as set forth in Section 1 of the Agreement, are true and correct as of the date of this Amendment.

3. Miscellaneous. All other terms of the Agreement shall remain in full force and effect including, without limitation, all indemnification and contribution terms set forth therein.

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If the foregoing correctly sets forth the understanding between the Partnership Parties and S. Goldman, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding agreement among the Partnership Parties and S. Goldman.

Very truly yours,

NAVIOS MARITIME PARTNERS L.P.

By:	/s/ EFSTRATIOS DESYPRIS
Name:	Efstratios Desypris
Title:	Chief Financial Officer

NAVIOS GP L.L.C. By: Navios Maritime Holdings Inc., its sole member

By:	/s/ VASILIKI PAPAEFTHYMIOU
Name:	Vasiliki Papaefthymiou
Title:	Secretary

NAVIOS MARITIME OPERATING L.L.C. By: Navios Maritime Partners L.P., its sole member By: Navios GP L.L.C., its general partner

By:	/S/ VASILIKI PAPAEFTHYMIOU
Name:	Vasiliki Papaefthymiou
Title:	Secretary

[Signature Page to Amendment No. 1 to Continuous Offering Program Sales Agreement]

ACCEPTED as of the date first-above written:

S. GOLDMAN CAPITAL LLC

By:	/s/ SHELDON M. GOLDMAN
Name:	Sheldon M. Goldman
Title:	Senior Managing Director

[Signature Page to Amendment No. 1 to Continuous Offering Program Sales Agreement]